Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 58 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 15, 1998, relating to the financial statements and financial highlights of J.P. Morgan Tax Exempt Money Market Fund and the financial statements and supplementary data of The Tax Exempt Money Market Portfolio appearing in the August 31, 1998 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated January 20, 1998, relating to the financial statements and financial highlights of J.P. Morgan Prime Money Market Fund and the financial statements and supplementary data of The Prime Money Market Portfolio appearing in the November 30, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of the reports dated December 17, 1997, relating to the financial statements and financial highlights of J.P. Morgan Federal Money Market Fund (formerly The JPM Pierpont Federal Money Market Fund) and the financial statements and supplementary data of The Federal Money Market Portfolio appearing in the October 31, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 25, 1998